Exhibit 23.1


               Consent of Independent Certified Public Accountants


To the Board of Directors and the
Stockholders of Wire One Technologies, Inc.

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements of Wire One Technologies, Inc. on Forms S-8 and the Registration Statements Nos. 333-96321, 333-62135, 333-39501, 333-30389, 333-20617,
333-42518,  333-69432  and 333-74484 of our report dated March 19, 2002 relating to the consolidated financial statements Wire One Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


BDO Seidman, LLP
Woodbridge, New Jersey
April 1, 2002